Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-201149 and 333-194409 on Forms S-3 and Registration Statement Nos. 333-203952, 333-202366, 333-202364, 333-195768, 333-124256, 333-189581, 333-149993, 333-130570, 333-189580, 333-156027, 333-130566, 333-189579, 333-149989, 333-85094, 333-95795, 333-189578, 333-163805, 333-143916, 333-110332, 333-87529, 333-09167, 333-124257, 333-49725, 333-18391, 333-02733, and 333-69305 on Forms S-8 of our reports dated February 26, 2016, relating to the consolidated financial statements of Dominion Resources, Inc. and subsidiaries and the effectiveness of Dominion Resources, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2015.

We consent to the incorporation by reference in Registration Statement No. 333-201153 on Form S-3 of our report dated February 26, 2016, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Resources, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2015.

We consent to the incorporation by reference in Registration Statement No. 333-197252 on Form S-3 of our report dated February 26, 2016, relating to the consolidated financial statements of Dominion Gas Holdings, LLC (a wholly-owned subsidiary of Dominion Resources, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Dominion Gas Holdings, LLC for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Richmond, Virginia

February 26, 2016